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                                                                     Exhibit 3.1

                              CERTIFICATE OF TRUST

                                       OF

                           EVEREST RE CAPITAL TRUST II

          This Certificate of Trust of Everest Re Capital Trust II (the "Trust"), dated June 25, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.(S)3801, et seq.) (the "Act").

          1. Name. The name of the statutory trust formed by this Certificate of Trust is Everest Re Capital Trust II.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, 500 Stanton Christiana Road, OPS4/3/rd/ Floor, Newark, Delaware 19713, Attention:
Institutional Trust Services.

          3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                  CHASE MANHATTAN BANK USA,
                                  NATIONAL ASSOCIATION, not in its
                                  individual capacity but solely as trustee


                                  By:  /s/ JOHN J. CASHIN
                                      ------------------------------------------
                                  Name: John J. Cashin
                                  Title: Vice-President

                                  JPMORGAN CHASE BANK, not in its
                                  individual capacity but solely as trustee


                                  By:  /s/ JAMES D. HEANEY
                                      ------------------------------------------
                                  Name: James D. Heaney
                                  Title: Vice President

                                  STEPHEN L. LIMAURO, not in his
                                  individual capacity but solely as trustee of the Trust

                                  /s/ STEPHEN L. LIMAURO
                                  ----------------------------------------------